Exhibit 2.1

                         AGREEMENT & PLAN OF ACQUISITION

                                  CONFIDENTIAL

                          AGREEMENT AND PLAN OF MERGER
                                     between
                             SUN NETWORK GROUP, INC.
                                       and
                             AVENTURA HOLDINGS, INC.
                                      Dated
                                October 11, 2005

     AGREEMENT AND PLAN OF MERGER ("Agreement") dated as of October 11, 2005 between Sun Network Group, Inc., a Florida corporation ("SNNW), and Aventura Holdings, Inc., a Florida corporation ("Aventura").

                                    RECITALS
WHEREAS, the Board of Directors of each of SNNW and Aventura deem it advisable for the general welfare of both corporations and their stockholders that SNNW merge with Aventura, with SNNW as the surviving entity, on the terms hereafter set forth; and

WHEREAS, SNNW and Aventura at the Effective Time, as hereafter defined, desire to adopt this Agreement as a Plan of Merger and to consummate the acquisition as a statutory merger in accordance with the provisions of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, SNNW and Aventura agree that the terms and conditions of the merger and the manner of carrying it into effect shall be as follows:
ARTICLE  1:     THE  MERGER

     1.1     The  Acquisition.  At  the  Effective  Time  (as defined in Section
             ----------------
1.2), upon the terms and subject to the conditions of this Agreement, Aventura shall merge into and with SNNW, and SNNW shall be deemed to be the survivor (the "Surviving Entity"), with the capital structure, Articles of Incorporation, By-laws, officers and directors as set forth in this Agreement.

     1.2     Approvals.   This  Agreement  shall  be  submitted  to  the  Boards
             ---------
of Directors of SNNW and Aventura in the manner prescribed by, and if required by, applicable laws of the State of Florida, if applicable, approved at meetings called for that purpose or by written consents in lieu of meetings.

     1.3     Effective  Time;  Closing.  Immediately  upon  the  execution  and
             -------------------------
adoption of this Agreement by the Boards of Directors of Aventura and SNNW and the satisfaction or waiver of the conditions set forth in Article 5, the parties hereto shall cause the merger to be consummated by executing, and delivering the merger documents as provided herein (the time of such execution being the "Effective Time"), and the parties shall take all such other and further actions as may be required by law to cause the stock acquisition to become effective. The Closing Date of the merger shall be the latter of the date on which the change of name shall be deemed effective by the Secretary of State of the State of Florida and the National Association of Securities Dealers, Inc. ("NASD") and the effective date of the filing of Articles of Merger with the Secretary of State of the State of Florida. (the "Closing Date").

     1.4     Effect  of the Merger.  At the Effective Time, Aventura shall cease
             ---------------------
to exist as a separate corporate entity, and all of the property, rights, privileges, powers and franchises, as well as all of the obligations, duties, undertakings and liabilities, of Aventura shall continue, on the terms and as provided in this Agreement and in accordance with the applicable laws of the State of Florida.

     1.5     Articles  of  Incorporation;  By-Laws;  Directors  and  Officers.
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(a)     At  the Effective Time,  the  Articles  of  Incorporation  of SNNW as in
effect immediately before the Effective Time, shall continue as the Articles of Incorporation of the Surviving Entity until thereafter amended as provided by law. As a part of the merger transaction, the Surviving Entity shall change its corporate name to Aventura Holdings, Inc., and such name shall be reflected on the records of the NASD.

(b) At the Effective Time, the By-Laws of SNNW as in effect immediately before the Effective Time, shall continue as the By-Laws of the Surviving Entity until thereafter amended as provided by law, the Articles of Incorporation of the Surviving Entity and such By-Laws.

(c) The board of directors of the Surviving Entity after the Effective Time shall consist of two members initially, who shall be each of the current members of the Board of Directors of Aventura and SNNW. The officers of SNNW shall thereafter be elected by the newly elected Board of Directors and shall serve until their successors are duly elected or appointed and shall qualify.

     1.6 Options and Other Rights. All options and warrants to purchase Aventura
         ------------------------
shares granted by Aventura prior to the Effective Date, whether vested or unvested, which are outstanding and not exercised prior to the Effective Time shall be cancelled and extinguished and no payment or other consideration shall be made with respect thereto.

     1.7     No  Consideration  to  be Paid in Connection with Merger.  SNNW and
             --------------------------------------------------------
Aventura agree and acknowledge that no consideration will be paid except that SNNW will acquire all outstanding units or shares of Aventura and all shareholders, members or owners of Aventura shall have received prior to closing, all shares of SNNW previously owned by Aventura such that, prior to the Effective Time, Aventura shall have no assets or outstanding stock and SNNW will have acquired Aventura solely for purposes of a merger to adopt the name of Aventura and Aventura will be merged out of existence to permit same.
ARTICLE  2:     PUBLIC  FILINGS

     2.1     SEC  Reports.  The  parties  acknowledge  that  SNNW is a reporting
             ------------
company within the meaning of Section 12(g) of the Securities Exchange Act of 1934 and that this reporting obligation will be assumed by and will devolve upon the Surviving Entity as a result of the merger. The Surviving Entity undertakes and agrees to prepare and file all required SEC reports at and after the Effective Date.

     2.2     Public  Trading.     The  parties  acknowledge  that  SNNW, and the
             ---------------
Surviving Entity will have their common shares admitted for trading on the Pink Sheets , under the trading symbol "SNNW" prior to the Effective Date, and that the Surviving Entity will apply for a new trading symbol with the NASD either before or after the Effective Date and undertake such other steps as are necessary to maintain and preserve the status of its common shares as shares listed on the Pink Sheets trading system.

ARTICLE  3:  REPRESENTATIONS  AND  WARRANTIES  OF  SNNW

     SNNW  represents  and  warrants  to,  and agrees with, Aventura as follows:

     3.1     Organization.     SNNW  is  a  corporation  duly organized, validly
             ------------
existing and in good standing under the laws of the State of Florida. SNNW has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. SNNW is duly qualified to do business and in good standing as a foreign corporation in each other jurisdiction, if any, in which its property or business makes such qualification necessary.

     3.2     Authority  Relative  to  this  Agreement.  SNNW  has full corporate
             ----------------------------------------
power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of SNNW and a majority of the shareholders of record of SNNW by written consent and no other corporate proceedings on the part of SNNW are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by SNNW and constitutes a valid and binding agreement, enforceable against it in accordance with its terms.

     3.3     No  Conflict;  Required  Filings  and  Consents.
             -----------------------------------------------
     (a) The execution and delivery of this Agreement by SNNW does not, and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate any law, regulation, court order, judgment or decree applicable to SNNW or by which its properties are bound or affected, (ii) violate or conflict with either the Articles of Incorporation or By-Laws of SNNW or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination or cancellation of, or result in the creation of a lien on any of the properties of SNNW pursuant to any contract to which SNNW is a party or by which SNNW or any of its respective properties is bound or affected.
(b) SNNW is not required to submit any notice, report or other filing with any governmental entity or regulating body, domestic or foreign, in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, except such notices as are required to obtain a new CUSIP number and a new trading symbol for the Surviving Entity. No waiver, consent, approval or authorization of any governmental entity or regulatory body, domestic or foreign, is required to be obtained or made by SNNW in connection with its execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

     3.4     Transfer  Restrictions.     There  are  no  restrictions  on  the
             ----------------------
transfer of shares of capital stock of SNNW other than those imposed by relevant federal and state securities laws and as otherwise contemplated by this Agreement. The offer and sale of all capital stock and other securities of SNNW issued before the date hereof and to be issued hereafter complied with or were exempt or will comply with or be exempt from all applicable federal and state securities laws and no stockholder has a right of rescission or damages with respect thereto. SNNW does not have outstanding, and has no obligation to grant or issue, any "phantom stock" or other right measured by the profits, revenues or results of operations of SNNW or any portion thereof; or any similar rights.

ARTICLE  4:  REPRESENTATIONS  AND  WARRANTIES  OF  AVENTURA

     Aventura  represents  and  warrants  to,  and agrees with, SNNW as follows:

4.1     Organization.  Aventura  is  a limited liability company duly organized,
        ------------
validly existing and in good standing under the laws of the State of Florida and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Aventura is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary. Aventura has heretofore delivered to SNNW true, accurate and complete copies of its Articles of Organization and Operating Agreement as in effect on the date hereof and minutes of all meetings of unit owners, members or shareholders and directors of Aventura held through and including the date of this Agreement. Aventura is not in violation of any of the provisions of its Articles of Incorporation or By-Laws.

     4.2     Authority  Relative to this Agreement.  Aventura has full corporate
             -------------------------------------
power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Aventura and by the shareholders of Aventura by written consent, and no other corporate proceedings are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Aventura and constitutes a valid and binding agreement, enforceable against it in accordance with its terms.

     4.3     No  Conflict;  Required  Filings  and  Consents.
             -----------------------------------------------
(a) The execution and delivery of this Agreement by Aventura does not, and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate any law, regulation, court order, judgment or decree applicable to Aventura, or by which its properties are bound or affected, (ii) violate or conflict with either the Certificate of Incorporation or By-Laws of Aventura or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination or cancellation of, or result in the creation of a lien on any of the properties of Aventura pursuant to any contract to which Aventura is a party or by which Aventura, or any of its properties is bound or affected.

(b) Aventura is not required to submit any notice, report or other filing with any governmental entity or regulating body, domestic or foreign, in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, except required filings with the SEC. No waiver, consent, approval or authorization of any governmental entity or regulatory body, domestic or foreign, is required to be obtained or made by Aventura in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

     4.7     Absence of Undisclosed Liabilities.  Except to the extent reflected
             ----------------------------------
or reserved against in the "Financial Statements" delivered to SNNW by Aventura, Aventura does not have at the Effective Time any liabilities or obligations (secured, unsecured, contingent or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles ("Liabilities"), except for the Liabilities identified on
Schedule  4.7.

4.8     Litigation.  No  investigation  or  review by any governmental entity or
        -----------
regulatory body, foreign or domestic, with respect to Aventura is pending or threatened against Aventura, and no governmental entity or regulatory body has advised Aventura of an intention to conduct the same. There is no claim, action, suit, investigation or proceeding pending or threatened against or affecting Aventura at law or in equity or before any federal, state, municipal or other governmental entity or regulatory body, or which challenges the validity of this Agreement or any action taken or to be taken by Aventura pursuant to this Agreement. As of the date hereof, Aventura is not subject to, nor is there in existence, any outstanding judgment, award, order, writ, injunction or decree of any court, governmental entity or regulatory body relating to Aventura.

     4.9     Contracts.
             ---------
     (a) Aventura has provided SNNW with copies of all material contracts, agreements, leases, licenses, arrangements, commitments, sales orders, purchase orders or any claim or right or any benefit or obligation arising thereunder or resulting therefrom and currently in effect, whether oral or written to which Aventura is a party ("Contracts"), including:
(i) any Contract (or group of related Contracts) for the lease of real or personal property to or from any person providing for lease payments in excess of $1,000 per annum;
(ii) any Contract (or group of related Contracts) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a loss to Aventura, or involve consideration in excess of $1,000;
(iii)     any  Contract  concerning  a  partnership  or  joint  venture;
(iv) any Contract (or group of related Contracts) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation or under which it has imposed a lien on any of its assets, tangible or intangible;
(v)     any  Contract  concerning  confidentiality  or  noncompetition;
(vi) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance or other plan or arrangement for the benefit of its current or former directors, officers, and employees;
(vii) any Contract under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the ordinary course of business;
(viii) any Contract under which the consent of the other party thereto is required in connection with the assignment of such Contract in connection with the transaction contemplated hereby;
(ix) any Contract under which the consequences of a default or termination could have a material adverse effect on Aventura; or
(x) any other Contract (or group of related Contracts) the performance of which involves consideration in excess of $1,000.
     (b) All Contracts have been duly authorized and delivered by Aventura and any third party thereto, are in full force and effect against Aventura and constitute the valid and binding obligations of Aventura and the respective parties thereto enforceable in accordance with their respective terms. As to the Contracts, (i) there are no existing breaches or defaults by Aventura thereunder or by the other parties to such Contracts except as disclosed in
Schedule 4.10, (ii) no event, act or omission has occurred or, as a result of the consummation of the transactions contemplated hereby, will occur which (with or without notice, lapse of time or the happening or occurrence of any other event) would result in a default by Aventura thereunder or give cause for termination thereof except as reflected on Schedule 4.10 hereto, provided that insofar as the foregoing representation involves the actions or omissions of parties other than Aventura, it shall be limited to the knowledge of Aventura,
(iii) none of them will result in any loss to Aventura upon completion or performance thereof and (iv) none of the parties to Contracts have expressed an indication to Aventura of their intention to cancel, renegotiate or exercise or not exercise any option under any such Contracts.

     4.10     Intellectual  Property.     Aventura owns no intellectual property
              ----------------------
and does not have the right to use pursuant to license, sublicense, agreement, or permission any (i) inventions (whether patentable or unpatentable and whether or not reduced to practice), any improvements thereto, and any patents, patent applications, and patent disclosures, together with any reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (ii) trademarks, service marks, trade dress, logos, trade names, and corporate names, together with any translations, adaptations, derivations, and combinations thereof and including any goodwill associated therewith, and any applications, registrations, and renewals in connection therewith, (iii) copyrightable works, any copyrights, and any applications, registrations, and renewals in connection therewith, (iv) mask works and any applications, registrations, and renewals in connection therewith, (v) trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, blueprints, sketches, storyboards, models, engineering drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (vi) computer software (including data and related documentation),
(vii) other proprietary rights and Know-how, (viii) copies and tangible embodiments of any of the foregoing (in whatever form or medium) and (ix) licenses and sublicenses granted and obtained with respect thereto, and rights thereunder ("Intellectual Property") necessary for the operation of the businesses of Aventura as now conducted and as proposed to be conducted

     4.11     Receivables;  Payables.
              ----------------------
(a) All accounts receivable of Aventura which are or will be reflected on the Aventura Financial Statements at the Effective Time will arise in the ordinary course of business out of bona fide sales and deliveries of goods, services or other business transactions. There are no accounts receivables of Aventura to be reflected properly on its books and records.
(b) Any accounts payable (including, without limitation, taxes payable) reflected on the Aventura Financial Statements at the Effective Time and all accounts payable of Aventura arising subsequent to the Effective Time, have been, will be and are being paid in the ordinary course of its business and consistent with past practice.

     4.12     Licenses,  Permits  and  Consents; Compliance with Applicable Law.
              -----------------------------------------------------------------
     (a) Aventura possesses all licenses and permits which individually or in the aggregate are material to the conduct of the business of Aventura or any of its employees by reason of such employee's activities on behalf of Aventura under applicable law or required by any federal, state, local or foreign governmental entity or regulatory body for the operation of the business of Aventura, and all of such listed licenses and permits are in full force and effect as of the date hereof and will remain in full force and effect following the consummation of the transactions contemplated hereby. Aventura has not received notice and have no reason to believe, that any appropriate authority intends to cancel or terminate any of such licenses or permits or that valid grounds for such cancellation or termination currently exist.
(b) Aventura is not in material violation or breach of any, and the business and operations of Aventura comply in all material respects and are being conducted in accordance with, all material governing laws, regulations and ordinances applicable thereto and Aventura is not in material violation of or in material default under any judgment, award, order, writ, injunction or decree of any court, arbitration tribunal, governmental entity or regulatory body.

     4.13     Insurance.  Aventura  maintains  no  insurance  covering  its
              ---------
properties and business adequate and customary for the type and scope of the properties, assets and business, and similar to companies of comparable size and condition similarly situated in the same industry in which Aventura operates.

     4.14   Tax  Matters. Aventura has timely filed all required federal, state,
            ------------
local, foreign and other governmental tax returns and reports required to be filed by it for all taxable periods ending on or before the Effective Time. As of the time of filing, such returns and reports were true, complete and correct and were made on a proper basis. All federal, state, local and foreign income, unincorporated business, gross receipts, sales, franchise, profits, property, capital, intangibles, employment, excise or other taxes, fees, stamp taxes, duties, penalties, assessments, governmental charges or other payments (collectively "Tax" or "Taxes") for all periods up to and including June 30, 2004 have been duly paid or withheld or are, or will on the date hereof be, adequately reserved for or withheld in accordance with GAAP applied on a consistent  basis  and  all  federal,  state  and  local  tax  laws.
     4.15     Books and Records. The corporate minute  books,  stock certificate
              -------------------
books, stock registers and other corporate records of Aventura are correct and complete in all material respects, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same.

     4.16. Entire  Business. No portion of the business of Aventura is conducted
           ----------------
by third parties and all of the assets necessary for the conduct of the business of Aventura as presently conducted are owned by or leased to Aventura. All such assets are exclusively owned or leased and used by Aventura and its customers.

     4.17.    Employee Benefit Plans. Aventura has never maintained any employee
              ------------------------
benefit  plans.

     4.18     Employees:  Labor  Matters.
              --------------------------
(a) No officer, employee or consultant of Aventura is, or is now anticipated to be, in violation of any material term of any employment contract, patent disclosure agreement, proprietary information agreement, noncompetition agreement, nonsolicitation agreement, confidentiality agreement, or any other similar contract or agreement or any restrictive covenant, relating to the right of any such officer, employee, or consultant to be employed or engaged by Aventura because of the nature of the business conducted or to be conducted by Aventura or relating to the use of trade secrets or proprietary information of others, and to the knowledge of Aventura; the continued employment or engagement of Aventura's officers, employees or consultants does not subject Aventura to any liability with respect to any of the foregoing matters.

(b) No officer, consultant or key employee of Aventura whose termination, either individually or in the aggregate, could have a material adverse effect on Aventura, has terminated or will terminate at the Effective Date; or has any present intention of terminating, his employment or engagement with Aventura, nor has any such person been, or been proposed to be terminated by Aventura. Nothing herein shall, however, constitute an offer of employment by Aventura or by the Surviving Entity, and the Surviving Entity shall be entitled to terminate any employee, agent or consultant of Aventura prior to the Effective Date and with no severance or other form of compensation.

(c) Aventura is not a party to any collective bargaining agreements. There is no unfair labor practice or employment discrimination or other employment related complaint, grievance or proceeding against either of Aventura, or against any person or entity with respect to any employee of Aventura pending or threatened before the National Labor Relations Board or any federal, state, local or foreign governmental entity or regulatory body. To the knowledge of Aventura, there is no basis for any such complaint, grievance or proceeding.

(d) Aventura is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including all EEOC laws and regulations. Aventura has fully complied with all applicable provisions of COBRA and has no obligations with respect to any former employees qualifying beneficiaries thereunder. Aventura enjoys satisfactory relations with its employees and agents.

     4.19     Environmental,  Health  and  Safety  Matters.  Aventura  is not in
              --------------------------------------------
violation of any applicable statute, law or regulation relating to the environment or occupational safety and health, and no material expenditures will be required in order to comply with any such statute, law or regulation.

     4.20 Absence of Certain Business Practices. Aventura's directors, officers,
          -------------------------------------
employees or agents nor any other person or entity or entity acting on its or their behalf has, directly or indirectly, within the past five (5) years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person or entity or entity who is or may be in a position to help or hinder the business of Aventura or assist Aventura in connection with any actual or proposed transaction which (i) might subject either of Aventura to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) might have had a material adverse effect on Aventura if not given in the past or (iii) might materially adversely affect the condition (financial or otherwise), business, assets, liabilities, operations or prospects of Aventura or which might subject Aventura to suit or penalty in any private or governmental litigation or proceeding if not continued in the future.

     4.21    Disclosure. Neither this Agreement nor any certificate delivered in
             ----------
accordance with the terms hereof, or any document or statement in writing which has been supplied by or on behalf of Aventura or by any of Aventura's directors or officers, in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits any statement of a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact or circumstances known to Aventura which materially and adversely affects or which may materially and adversely affect Aventura's business, prospects or financial condition or its assets, which has not been set forth in this Agreement, certificates or statements furnished in writing to SNNW in connection with the transactions contemplated by this Agreement.

     4.22     Broker's or Finder's  Fees. There is no investment banker, broker,
              ----------------------------
finder or other intermediary which has been retained by, or is authorized to act on behalf of, Aventura who might be entitled to any fee or commission upon the consummation of the transactions contemplated hereby or thereafter.

ARTICLE  5:  CONDITIONS  TO  CONSUMMATION  OF  THE  TRANSACTION.

     5.1     Conditions  to  Obligations  of  Each  Party.  The  respective
             --------------------------------------------
obligations of each party to effect the merger transaction are subject to the satisfaction, at or prior to the Effective Time, of the following conditions:

(a) This Agreement shall have been approved and adopted by the requisite affirmative vote or written consent of the shareholders of Aventura in accordance with applicable law.

(b) No statute, rule, regulation, executive order, decree, judgment or injunction shall have been enacted, entered, promulgated or be in force by any court or governmental authority which prohibits or restricts the consummation of the share exchange; provided, however, that the parties hereto shall use their best efforts to have any such order, decree or injunction vacated.

(c) Aventura shall have each delivered to SNNW, financial statements and balance sheets as of the Effective Time identified herein in Section 4.5(b) with respect to Aventura (the "Financial Statements").

     5.2     Conditions to Obligations of SNNW.  SNNW's obligation to consummate
             ---------------------------------
the share exchange shall be subject to fulfillment on or before the Effective Time of each of the following conditions, unless waived in writing by SNNW:

(a) The representations and warranties of Aventura set forth in this Agreement shall be true and correct in all material respects on the date hereof and shall also be true and correct in all material respects on and as at the Effective Time with the same force and effect as if made on and as of the Effective Time, and Aventura shall have performed or complied in all material respects with all agreements, conditions and cove-nants required by this Agreement to be performed or complied with by it on or before the Effective Time.

(b) Aventura shall have delivered to SNNW a certificate of the Secretary of Aventura certifying that this Agreement has been approved and adopted by not less than a majority of the Board of Directors and the stockholders of Aventura of each class entitled to vote on the matter.

(c) SNNW shall have received all documents it may reasonably request relating to the existence of Aventura and the authority of Aventura to enter into this Agreement and to consummate the transactions contemplated hereby.

(d) All actions, proceedings, instruments and documents required to carry out this Agreement and the transactions contemplated hereby, or incidental hereto or thereto, and all other related legal matters shall have been approved by SNNW.

(e) All approvals, authorizations and consents required for Aventura to consummate the share exchange shall have been obtained on terms and conditions satisfactory to SNNW and shall be in full force and effect, and SNNW shall have been furnished with appropriate evidence, reasonably satisfactory to it and its counsel of the granting of such approvals, authorizations and consents.

(f) No objections to the share exchange shall have been made in accordance with any applicable provisions of Florida law.

(g) There shall be no effective injunction, writ or preliminary restraining order of any nature issued by a court or governmental agency of competent jurisdiction directing that the transaction provided for herein not be consummated as herein provided or which is reasonably likely to have any material adverse effect on the condition (financial or otherwise), assets, liabilities, results of operations, business or prospects of Aventura.

(h) Since the date of the Aventura Balance Sheet there shall not have been, and at the Effective Time there shall not be in existence, any event, condition or state of facts which could reasonably be expected to result in, any material adverse change in the condition (financial or otherwise), assets, liabilities, results of operations, business or prospects of Aventura except as otherwise provided in this Agreement, and SNNW shall have received a certificate of the President of Aventura to the foregoing effect.

     5.3     Additional  Conditions to Obligations of Aventura.  The obligations
             -------------------------------------------------
of  Aventura  to effect the Merger are also subject to the following conditions:
     (a) The representations and warranties of SNNW contained in this Agreement shall be true and correct in all material respects at the Effective Time, and SNNW shall have per-formed or com-plied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by it on or before the Effective Time.
(b) SNNW shall have delivered to Aventura a certificate of the Secretary of SNNW certifying that (i) the resolutions of the Board of Directors of SNNW authorizing the transactions contemplated hereby have not been revoked, suspended or amended and remain in full force and effect, and (ii) this Agreement has been approved and adopted by not less than a majority of the Board of Directors of SNNW.

(c) Aventura shall have received all documents they may reasonably request relating to the existence of SNNW and the authority of SNNW to enter into this Agreement and to consummate the transactions contemplated hereby.

(d) There shall be no effective injunction, writ or preliminary restraining order of any nature issued by a court or governmental agency of competent jurisdiction directing that the transaction provided for herein not be consummated as herein provided or which is reasonably likely to have any material adverse effect on the condition (financial or otherwise), assets, liabilities, results of operations, business or prospects of SNNW.

ARTICLE  6:     NATURE  AND  SURVIVAL  OF  REPRESENTATIONS  AND  WARRANTIES

     All statements contained herein or in any certificate, schedule or other document delivered pursuant hereto shall be deemed representations and warranties by the person delivering the same. All representations and warranties shall survive the Effective Time and shall not be affected by any investigation at any time made by or on behalf of Aventura, on the one hand, or SNNW, on the other hand.

ARTICLE  7:     INDEMNIFICATION

     (a) SNNW hereby agrees to indemnify and hold harmless Aventura and its affiliates from and against any liabilities, damages, losses, claims, encumbrances, costs or expenses (including reasonable attorneys' fees) of any nature (any or all of the fore-going are herein referred to as "Loss") insofar as a Loss (or actions in respect thereof), whether existing or accruing prior or subsequent to the Effective Time, arises out of or is based upon any misrepresentation (or alleged misrepresentation) or breach ( or alleged breach) of any of the warranties, covenants or agreements made by SNNW in this Agreement or in any certificate, schedule, document or Exhibit referenced hereby or attached hereto.

(b) Aventura hereby agrees to indemnify and hold harmless SNNW and its affiliates from and against any Loss insofar as a Loss (or actions in respect thereof), whether existing or accruing prior or subsequent to the Effective Time, arises out of or is based upon any misrepresentation (or alleged misrepresentation) or breach (or alleged breach) of any of the warranties, covenants or agreements made by Aventura in this Agreement or in any certificate, schedule, document or Exhibit referenced hereby or attached hereto.

ARTICLE  8:     GENERAL  PROVISIONS

     8.1     Entire  Agreement.  This Agreement constitutes the entire agreement
             -----------------
between the parties and supersedes and cancels any other agreement, representation, or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.
     8.2     Headings. The section and subsection headings in this Agreement are
             --------
inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     8.3 Governing Law; Venue. This Agreement shall be governed by and construed
         --------------------
and enforced in accordance with the laws of the State of Florida without regard to conflict of laws.

     8.4     Assignment. This Agreement shall inure to  the  benefit  of, and be
             ----------
binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of its rights under this Agreement without the written consent of the other party shall be void.

     8.5   Counterparts. This Agreement may be executed simultaneously in two or
           ------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     8.6     Notices.  All  notices,  requests,  claims,  demands  and  other
             -------
communications hereunder shall be in writing and shall be given or made as of the date delivered or mailed if delivered in person, by telecopy, cable, telegram or telex, or by registered or certified mail (postage prepaid, return receipt request-ed) to the respective parties at their addresses of record.

     8.7     Descriptive  Headings; Table of Contents.  The descriptive headings
             ----------------------------------------
herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. The Table of Contents preceding this Agreement is not a part hereof.

     8.8     Parties in Interest. This Agreement shall be binding upon and inure
             ---------------------
solely  to  the  benefit  of  each  party  hereto,  its  successors and assigns.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.
SUN  NETWORK  GROUP,  INC.,  a  Florida  corporation

By:________________________        Date:
          President

AVENTURA  HOLDINGS,  INC.,  a  Florida  corporation

By:________________________        Date:
          President